Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Auditor” and to the inclusion of our report dated March 21, 2003, with respect to the financial statements of Tudor Fund for Employees L.P. as of and for the year ended December 31, 2002, in Post-Effective Amendment No. 5 to the Registration Statement (Form S-1 No. 333-52543) and related Prospectus of Tudor Fund for Employees L.P. for the registration of Units of Limited Partnership dated May 21, 2003.

/S/    ERNST & YOUNG LLP

New York, NY

May 21, 2003

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Auditor” and to the inclusion of our report dated March 14, 2003, with respect to the financial statements of Second Management LLC as of and for the year ended December 31, 2002, in Post-Effective Amendment No. 5 to the Registration Statement (Form S-1 No. 333-52543) and related Prospectus of Tudor Fund for Employees L.P. for the registration of Units of Limited Partnership dated May 21, 2003.

/S/    ERNST & YOUNG LLP

New York, NY

May 21, 2003